As filed with the Securities and Exchange Commission on May 10, 2005

                                                     Registration No. __________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                                  Fred's, Inc.
             (Exact name of Registrant, as specified in its charter)

         Tennessee                                            62-1040440
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                              4300 New Getwell Road
                            Memphis, Tennessee 38118
                    (Address of principal executive offices)
                         ------------------------------

                 Fred's, Inc. 2004 Employee Stock Purchase Plan
                            (Full title of the plan)
                         ------------------------------

     Michael J. Hayes, Chief Executive Officer                                    (With a copy to:)
                    Fred's, Inc.                                                 Sam D. Chafetz, Esq.
              4300 New Getwell Road                                      Baker, Donelson, Bearman, Caldwell
             Memphis, Tennessee 38118                                            & Berkowitz, P.C.
      (Name and address of agent for service)                              165 Madison Avenue, 21st Floor
                  (901) 365-8880                                              Memphis, Tennessee 38103
Telephone number, including area code, of agent for service)

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
                                                           Proposed                 Proposed
         Title of                                           Maximum                  Maximum
        Securities                  Amount                 Offering                 Aggregate                 Amount of
           to be                     to be                   Price                  Offering                Registration
        Registered                Registered               Per Share (1)             Price(1)                    Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value     1,000,000 shares             $14.54                 $14,540,000                $1,711.36
----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to paragraphs (c) and (h) of Rule 457, based upon the average high and low prices of such common stock on the Nasdaq Stock Market on May 5, 2005, as reported on the Yahoo! Finance web site.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to the participant in the plan as specified under Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not being, filed by Fred's, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Company pursuant to the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended January 29, 2005, filed on April 29, 2005;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended January 29, 2005;

     (c) The description of the Company's Common Stock contained in its Registration Statement on Form 10 filed with the Commission on May 15, 1991 as updated by the description of the Registrant's preferred stock purchase rights in the Registration Statement on Form 8-A filed on October 21, 1998.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered by this Registration Statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of such documents.

     Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the common stock offered hereby has been opined by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, counsel for the Company ("Baker Donelson"), 165 Madison Ave., Suite 2000, Memphis, Tennessee 38103. Baker Donelson was not employed on a contingent basis for its opinion, did not receive a substantial interest, directly or indirectly, in the Company, or any parent or subsidiary and was not and is not connected with the Company as a promoter, managing underwriter, voting trustee, director, officer or employee.

Item 6.  Indemnification of Directors and Officers.

     The Company is incorporated  under the laws of the State of Tennessee.  The
Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer made against liability incurred in connection with a proceeding if (i) the director or officer was made a party to the proceeding because of his or her capacity as such, (ii) the director or officer acted in good faith, (iii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interests, and, in all other cases, that his or her conduct was not opposed to the best interests of the corporation, and
(iv) the director or officer in connection with any criminal proceeding had no reasonable cause to believe that his or her conduct was unlawful.

     In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director or officer, if such director or officer is adjudged liable on the basis that a personal benefit was improperly received.

     If a director or officer is wholly successful, on the merits or otherwise, in the defense of a proceeding to which such officer or director was made a party instigated because of his or her status as a director or officer of a corporation, the TBCA requires that the corporation indemnify the director or officer against reasonable expenses incurred in connection with the proceeding.

     Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification.

     The Company's Charter provides in Article Seven that the Company shall indemnify its directors to the full extent authorized or permitted by the TCBA. Paragraphs 53 through 57 of the Company's By-laws extend such indemnification to directors and to officers of the company, sets forth certain mechanics of determinations to be made in connection with any requests for indemnification, provides for advances of expenses, certain notices to shareholders, and the non-exclusivity of those provisions.

     The  Company  and  its  directors  entered  into  an  agreement  in 1989 in connection with the settlement of a legal proceeding, which contains indemnification provisions similar to those contained in the Charter and By-laws, but which sets forth with greater particularity matters in which separate counsel for an indemnified party must be selected, the conditions under which expenses may be paid in advance, and limitations on settlement of actions subject to indemnification.

     The Company maintains a policy of directors' and officers' liability insurance that insures its directors and officers against the cost of defense, settlement or payments of a judgment under some circumstances.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

  Exhibit
  Number            Description
  -------           -----------
    3.1          Certificate  of  Incorporation,   as  amended,  incorporated
                 herein by reference to Exhibit 3.1 to the Registration Statement on Form S-8 as filed with the Securities and Exchange Commission ("SEC") on March 18, 2003 (SEC File No. 333-103904)(such registration statement, the "Form S-8")
    3.2 Bylaws, incorporated herein by reference to Exhibit 3.2 to the Form S-8

    4.3          2004 Employee Stock Purchase Plan
    5.1          Opinion and Consent of Baker, Donelson, Bearman, Caldwell &
                 Berkowitz, P.C.
    23.1         Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz,
                 P.C., contained in Exhibit 5.1
    23.2         Consent of BDO Seidman, LLP
    23.3         Consent of Ernst and Young LLP
    24           Power of Attorney, included on signature page

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes :

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that sections (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on May 5, 2005.

                                      FRED'S, INC.

                                      By:  /s/ Michal J. Hayes
                                         ------------------------------------
                                          Michael J. Hayes
                                          Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Hayes and Charles S. Vail, and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                        Title                                                Date
----                                        -----                                                ----

 /s/ Michael J. Hayes                       Director, Chairman of the Board and                  May 5, 2005
------------------------------------        Chief Executive Officer
Michael J. Hayes


 /s/ John D. Reier                          Director and President                               May 5, 2005
------------------------------------
John D. Reier


 /s/ John R. Eisenman                       Director                                             May 5, 2005
------------------------------------
John R. Eisenman


 /s/ Roger T. Knox                          Director                                             May 5, 2005
------------------------------------
Roger T. Knox


 /s/ Thomas H. Tashjian                     Director                                             May 5, 2005
------------------------------------
Thomas H. Tashjian


 /s/ Mary McNabb                            Director                                             May 5, 2005
------------------------------------
Mary McNabb


 /s/ Gerald Thompson                        Director                                             May 5, 2005
------------------------------------
Gerald Thompson

EXHIBIT INDEX


  Exhibit
  Number            Description
  -------           -----------
   3.1          Certificate  of  Incorporation,   as  amended,  incorporated
                herein  by  reference  to  Exhibit  3.1 to the  Registration
                Statement  on Form S-8 as  filed  with  the  Securities  and
                Exchange  Commission ("SEC") on March 18, 2003 (SEC File No.
                333-103904)(such registration statement, the "Form S-8")
   3.2          Bylaws, incorporated herein by reference to Exhibit 3.2 to the
                Form S-8
   4.3          2004 Employee Stock Purchase Plan
   5.1          Opinion and Consent of Baker, Donelson, Bearman, Caldwell &
                Berkowitz, P.C.
   23.1         Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.,
                contained in Exhibit 5
   23.2         Consent of BDO Seidman, LLP
   23.3         Consent of Ernst and Young LLP
   24           Power of Attorney, included on signature page

                                                                     Exhibit 5.1
[Letterhead]

                                   May 10, 2005

Fred's, Inc.
4300 New Getwell Road
Memphis, TN  38118

         Re:      Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel for Fred's, Inc., a Tennessee corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to [one million (1,000,000)] shares of the Company's common stock (the "Shares"), issuable under the terms of the Company's 2004 Employee Stock Purchase Plan as referenced in the Registration Statement (the "Plan").

     In connection therewith, we have relied upon, among other things, our examination of the Certificate of Incorporation and bylaws of the Company and such other documents, records of the Company, and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         (i) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Tennessee; and

         (ii) The Shares covered by the Registration Statement have been duly authorized for issuance and, when issued pursuant to the terms of the Plan, will be legally issued, fully paid and nonassessable.

     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to, and to the use of our name in, the Registration Statement.





                                            Very truly yours,
                                            BAKER, DONELSON, BEARMAN,
                                            CALDWELL & BERKOWITZ, PC


                                            By: /s/ Sam D. Chafetz
                                                ------------------------------
                                                 Samuel D. Chafetz, Esq.

                                                                   Exhibit 23.2


BDO Seidman, LLP                                  Clark Tower
Accountants and Consultants                       5100 Poplar Avenue, Suite 2600
                                                  Memphis, Tennessee  38137-2601
                                                  Telephone: (901) 680-7600
                                                  Fax: (901) 680-7601


            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


Fred's, Inc.
Memphis, Tennessee

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement on Form S-8 pertaining to the Fred's, Inc. 2004 Employee Stock Purchase Plan of our reports dated April 15, 2005, relating to the consolidated financial statements and financial statement schedule and the effectiveness of Fred's, Inc.'s internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended January 29, 2005. Our report dated April 15, 2005 on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of January 29, 2005, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of January 29, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria.


BDO Seidman, LLP
Memphis Tennessee                        /s/ BDO Seidman, LLP

May 5, 2005

                                                                  Exhibit 23.3



            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Fred's, Inc. 2004 Employee Stock Purchase Plan of our report dated April 5, 2004, except for Note 2 as to which the dat eis April 28, 2005, with respect to the consolidated financial statements and schedule of Fred's, Inc. included in its Annual Report on Form 10-K for the year ended January 29, 2005, filed with the Securities and Exchange Commission.


Memphis Tennessee                        /s/ Ernst & Young LLP
May 5, 2005